BlackRock CoRI Funds (the “Registrant”)
BlackRock CoRI 2015 Fund
BlackRock CoRI 2017 Fund
BlackRock CoRI 2019 Fund
BlackRock CoRI 2021 Fund
BlackRock CoRI 2023 Fund
(the “Funds”)
77I:

Terms of new or amended securities

Attached please find as an exhibit to Sub-Item 77I of Form N-SAR information regarding (i) the establishment and designation of Investor A and Institutional Shares of the Funds and (ii) the Registrant’s adoption of a rule 18f-3 plan for Investor A and Institutional Shares of the Funds.

NY1 8960610v.1

Exhibit 77I

[Printer Note:  Insert Rider A Here]

NY1 8960610v.1